AMENDMENT NO. TWO TO LOAN AND SECURITY AGREEMENT

   This Amendment No. Two to Loan and Security Credit Agreement is dated as of the 20th day of December, 2002, and entered into by and between MICREL INCORPORATED ("Borrower"), and BANK OF THE WEST ("Bank") with reference to the following facts:

                                   RECITALS

   A. On or about June 29, 2001, the Borrower made, executed and delivered to the Bank that certain LOAN AND SECURITY CREDIT AGREEMENT (together with all addenda, exhibits, schedules and amendments thereto, the "Agreement"). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning given such terms in the Agreement.

   B. Pursuant to the terms of the Agreement, Bank has extended a $5,000,000.00 line of credit to the Borrower for Revolving Loans, and an Equipment Purchase Facility in the maximum amount not to exceed $10,000,000.00. In addition, Bank has extended the following additional term facilities to Borrower which remain outstanding: (i) a $2,000,000.00 term loan pursuant to the terms of that certain Loan and Security Agreement dated as of March 8, 2000 (the "2000 Agreement") and (ii) a $2,100,000.00 term loan under that certain Amended and Restated Loan and Security Agreement (Receivables and Inventory) dated as of November 29, 1990 (as amended from time to time the "1990 Agreement").

   C. The Borrower and the Bank desire to amend the Agreement in the following particulars.

                                   AGREEMENT

   For valuable consideration, the receipt of which is hereby acknowledged, the Borrower and the Bank agree as follows:

   1. Recitals. The Recitals are incorporated herein by this reference, as are all exhibits and schedules, and the parties agree that the information recited above is true and correct.

   2. Amendments. The Agreement is hereby amended as follows:

      (a) The fourth and fifth sentences of the first paragraph of Section 4.1 are amended and restated in their entirety to read as follows:

         With respect to Borrower's right to request revolving loan advances under Article 2 of this Agreement only, such requests must be before June 30, 2003 (the "date of termination"). The date of termination may be extended from time to time by written agreement of the Bank and Borrower.

      (b) In Subsection 10 .13(b) of the Agreement the dollar amount of Two Hundred Seventy Four Million Dollars ($274,000,000.00) is replaced with the dollar amount of Two Hundred Forty Five Million Dollars
      ($245,000,000.00).

      (c) In Subsection 10 .13( c) of the Agreement the dollar amount of Twenty Million Dollars ($20,000,000.00) is replaced with the dollar amount of Fifteen Million Dollars ($15,000,000.00) for Borrower's fiscal year 2003 and thereafter.

      (d) Subsection 1 0.13(d) is deleted in its entirety without re-lettering the subsequent subsection.

      (e) Borrower has advised Bank that for the fiscal quarter ending September 30,2002, Borrower has incurred certain non-recurring expenses and charges in the amount of $29,000,000.00 (the 'Impairment Charge") in connection with Borrower's closure of its operating facility in Santa Clara, California. In addition, Borrower has advised Bank that for the fiscal quarter ending December 31, 2002, Borrower will incur a special charge of up to $23,000,000.00 in connection with a non-cash stock option charge (the "Swap Charge"). Solely for the purposes of calculating Borrower's net after-tax loss for its fiscal year 2002, only the lesser of (a) 63% of the aggregate amount of Borrower's Impairment Charge and Swap Charge actually incurred and (b) $33,000,000.00 shall be excluded from net-after tax loss.

                              AMENDMENT - Page 1
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   3. Acknowledgments. Borrower acknowledges and agrees that, as of the date of this Amendment:

      a. Borrower has no defense, offset or counter-claim with respect to repayment of the indebtedness evidenced by, or performance of the obligations under, the Agreement or any of the agreements referred to or contemplated thereby.

      b. By entering into this Amendment, the Bank does not waive any existing Event of Default, or become obligated to waive any future Event of Default, under the Agreement or any other document referred to or contemplated thereby.

      c. Borrower hereby releases and forever discharges the Bank, its directors, officers, agents, attorneys and employees, from and against any claims or causes of action the Borrower now has or hold or have ever had or held, whether known or unknown, liquidated or contingent, against any of them, to the date of this Amendment relating to the Bank's performance under the Agreement.

   4. Representations and Warranties. The Borrower represents and warrants as follows:

      a. Each of the representations and warranties contained in the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein.

      b. The execution, delivery and performance of this Amendment are within the Borrower's powers, have been duly authorized by all necessary action, have received all necessary governmental approvals, if any, and do not contravene any law or any contractual restrictions binding on the Borrower;

      c. This Amendment is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms;

      d. No event has occurred and is continuing or would result from this Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

      e. The execution, delivery and performance of this Amendment will not violate any provision of law or regulation or any order of any governmental authority, court, arbitration board or tribunal or the Articles of Incorporation or By-laws of Borrower, or result in the breach of, constitute a default under, contravene any provisions of, or result in the creation of any security interest, lien charge, or encumbrance upon, any of the property or assets of Borrower pursuant to any indenture or agreement to which Borrower or any of its properties is bound.

   5. Effect: Each reference in the Agreement to "this Agreement," "the Agreement," "hereunder", "herein", "hereof', or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment.

   6. Affirmation: Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

   7. Choice of Law: THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT UNDER AND SUBJECT TO, AND SHALL BE CONSTRUED FOR All PURPOSES AND IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

   8. Integration. This Amendment and the documents and instruments referred to herein constitute a single, integrated written contract expressing the entire agreement of the parties hereto relative to the subject matter hereof. No covenants, agreements, representations or warranties of any kind whatsoever have been made by any party hereto, except as specifically set forth in this Amendment.

   9. Counterparts: This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

   10. Condition Precedent. As a condition precedent to the effectiveness of this Amendment, Borrower shall have executed and delivered to Bank a 14th Amendment to the 1990 Agreement, an Amendment to the 2000 Agreement and a new Promissory Note evidencing the term loan thereunder, all such documents to be in form and substance satisfactory to Bank.

   WITNESS the due execution hereof as of the date first above written.

                              AMENDMENT - Page 2
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BANK OF THE WEST                                    MICREL INCORPORATED


By: /S/ Tien Lim                               By: /S/ Raymond D. Zinn
    --------------                               ----------------------------
    Tien Lim,                                          Raymond D. Zinn,
Assistant Vice President                        President, CEO and Chairman
                                                   of the Board Directors

                                               By: /S/Richard D. Crowley, Jr.
                                                 ----------------------------
                                                 Vice President, Finance and
                                                 Chief Financial Officer